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                                                                     Exhibit 5.1




                                 August 24, 1995



Applied Materials, Inc.
3050 Bowers Avenue
Santa Clara, California  95054

                 Re:      Applied Materials, Inc.
                          Form 8-K dated August 15, 1995

Ladies and Gentlemen:

                 At your request, we have examined the registration statement on Form S-3 (File No. 33-60301) (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), together with the Form 8-K dated August 15, 1995 and the exhibits thereto (the "Form 8-K"), in the form to be filed by Applied Materials, Inc. (the "Company") with the Securities and Exchange Commission in connection with the sale from time to time of up to $266,931,250 aggregate principal amount of the Company's Medium-Term Notes, Series A (the "Medium-Term Notes"). The Medium-Term Notes are to be issued under an Indenture, which has been filed as an exhibit to the Registration Statement (the "Indenture") between the Company and Harris Trust Company of California, as Trustee (the "Trustee"). The Medium-Term Notes are to be issued pursuant to a Distribution Agreement (the "Distribution Agreement"), in the form filed as an exhibit to the Form 8-K. The Medium-Term Notes are to be issued in the forms filed as exhibits to the Form 8-K. The Medium-Term Notes are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements").

                 We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and
(c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.



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Applied Materials, Inc.
August 24, 1995
Page 2

               Based on such examination, we are of the opinion that when the issuance of Medium-Term Notes has been duly authorized by appropriate corporate action and the Medium-Term Notes, in the forms filed as exhibits to the Form 8-K, have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold pursuant to the Distribution Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and the Prospectus Supplement relating thereto, the Medium-Term Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of such Indenture.

                 Our opinion that any document is legal, valid and binding is qualified as to:

                 (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally; and

                 (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                 We hereby consent to the filing of this opinion as an exhibit to the Form 8-K and its incorporation by reference in the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                           Very truly yours,


                                           ORRICK, HERRINGTON & SUTCLIFFE